Exhibit 10.20


                            LEASE EXTENSION AGREEMENT
This Lease Extension Agreement ("Agreement") is entered into this 13th day of December 1996, by and between American National Bank & Trust Company of Chicago as Trustee under Trust No. 67006 ("Landlord") and Stimsonite Corporation, a Delaware corporation ("Tenant").

                                   WITNESSETH:

       WHEREAS,  Landlord  and  Amerace  Corporation,   a  Delaware  corporation
("Amerace") entered into a lease dated December 12, 1986 ("7642 Lease") for property located at 7542 North Natchez, Niles, Illinois ("7542 Building"); and

       WHEREAS, Landlord and Amerace entered into a lease dated December 12, 1986 ("7530 Lease") for property located at 7530 North Natchez, Niles, Illinois ("7530 Building") (the 7542 Lease and the 7530 Lease are collectively referred to as the "Leases"); and

       WHEREAS, Amerace assigned to Tenant all of its right, title, and interest as tenant under the Leases pursuant to an Assignment of Lease for the 7542 Lease and an Assignment of Lease for the 7530 Lease both dated August 23, 1990; and

       WHEREAS, the terms of the Leases will expire on January 31, 1997; and

       WHEREAS, the parties desire to extend the terms of the Leases and otherwise modify the Leases upon the terms and conditions set forth in the Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. Recitals. The recitals stated above are hereby incorporated into, and made a material part of, this Agreement.

       2. Extension of Term. The Leases are hereby extended for an additional ten year term ("Renewal Term"). The Renewal Term shall commence on February 1, 1997 ("Renewal Term Commencement Date") and expire on January 31, 2007.

       3. Rent. Beginning on the Renewal Term Commencement Date, initial Basic Rent, as defined in the Leases, shall be payable during the Renewal Term as follows:

       7542 Building:      $5.00 per square foot X 48,331 sq. ft. = $241,665.00

       7530 Building:      $5.00 per square foot X 25,960 sq. ft. = $129,800.00

Tenant shall make payments of Basic Rent in monthly installments in accordance with the terms of the Leases. Basic Rent shall be adjusted on February 1, 2001 and February 1, 2004 in accordance with paragraph 1(c) of the Lease, provided, however, that adjustments to Basic Rent shall not exceed three percent (3%) per annum for each year during such adjustment periods. (As an example, the maximum CPI adjustment for each three year period will not exceed 9%.)
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       4. Options.  Provided  Tenant is not in default  under the Lease,  Tenant shall have two (2) options (each an "Option" and collectively "Options") to extend the Lease for additional terms of five (5) years each (each an "Option Term" and collectively "Option Terms"). Tenant shall exercise each Option by giving Landlord written notice of such exercise no less than three hundred sixty-five (365) days prior to the expiration of the Renewal Term or the first Option Term, as applicable. If Tenant exercises the first Option, Basic Rent shall be adjusted on February 1, 2007 and February 1, 2010 in accordance with paragraph 1(c) of the Lease, provided, however, that adjustments to Basic Rent shall not exceed three percent (3%) per annum. If Tenant exercises the second Option, Basic Rent shall be adjusted on February 1, 2013 in accordance with paragraph 1(c) of the Leases, provided, however, that adjustments to Basic Rent shall not exceed three percent (3%) per annum for each year during such adjustment period.

       5. Assignment and Subletting. Notwithstanding anything to the contrary or inconsistent contained in Paragraph 13 of the Lease, any permitted assignment or sublease shall not relieve Tenant of its obligations under the respective Lease and each instrument which effects a permitted assignment or sublease shall evidence the survival of Tenant's obligations.

       6. Agreement Controlling and Deletion of Provision. In the event of any conflict or inconsistency between the Lease and this Agreement, the Agreement shall in all instances prevail. Paragraphs 1(b), and 32 are hereby deleted from the 7542 Lease. Paragraphs 1(b) and 32 are hereby deleted from the 7530 Lease.

       7. Continuation. Except as expressly set forth herein, the Leases shall remain in full force and effect and all terms, covenants, conditions, provisions, and restrictions contained in the Lease shall apply throughout the Renewal Term and any Option Term thereafter. Tenant is currently occupying the premises described in the Lease and accepts them in their "as-is" condition for purposes of this Agreement.

       8. Authority. Landlord and Tenant represent and warrant to each other that each has full power and authority to execute this Agreement and that the individuals executing this Agreement on behalf of Landlord and Tenant are duly authorized to execute this Agreement on behalf of Landlord and Tenant, respectively.

       9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

       10. Notices. Notwithstanding Paragraph 24 of each of the 7530 Lease and the 7542 Lease, all notices shall be sent to the following addresses:


       If to the Landlord:                  c/o Resnick Partners
                                            9830 Huber Lane
                                            Niles, Illinois 60714
                                            Attention: Michael Resnick
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       With a copy to:                      Robbins, Salomon & Patt, Ltd.
                                            800 Waukegan Road
                                            Glenview, Illinois  60025
                                            Attention: Stephen P. Patt

       If to Tenant:                        Stimsonite Corporation
                                            7542 N. Natchez Avenue
                                            Niles, Illinois  60714
                                            Attention:  President

       With a copy to:                      Jones, Day Reavis & Pogue
                                            77 W Wacker Drive
                                            Chicago  IL  60601
                                            Attention: Timothy R. Melton


       11. Headings. Descriptive headings contained at the beginning of each paragraph of this Agreement are for convenience only and shall not serve to alter, limit or expand the terms, covenants, conditions, provisions and restrictions contained in the Agreement.

       12. Acceptance. This Agreement is expressly subject to acceptance by Landlord within ten (10) days after receipt of an original signed by Tenant along with a certificate of good standing and a certified corporate resolution evidencing corporate approval and authorization of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

American National Bank & Trust Company          Stimsonite Corporation,
Trust No. 60076                                  a Delaware corporation

                                                By:  /s/ Jay R. Taylor
                                                Its: President
By:  /s/ Michael Resnick
      Michael Resnick, authorized agent         Attest:
        for the Beneficiary                     By:  /s/ Thomas C. Ratchford
                                                Its: Secretary